SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                            CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2002

                       VERTEX INTERACTIVE, INC.
         (Exact name of registrant as specified in its charter)

     New Jersey             0-15066              22-2050350
   --------------     --------------------   ----------------
     (State or        (Commission File No.)    (I.R.S.
 Other Jurisdiction                          Identification No.)
of Incorporation)

140 Route 17 North - Suite 250
      Paramus, New Jersey                           07652
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(Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code:

                            (201) 634-1991

                          -------------------

----------------------------------------------------------------
  (Former name or former address, if changed since last report)

Item 5.	Other Events

Vertex Interactive, Inc. has resolved and dismissed claims relating to its merger with Applied Tactical Systems ("ATS") The United States District Court for the District of New Jersey entered a Stipulation and Order of Settlement and Dismissal as to Certain Parties, agreed to by Vertex, other named parties, and three former ATS shareholders in the case styled Russell McCabe, et al. v. Ernst & Young, LLP, et al., Case No. 01-5747 (WHW). Pursuant to the Stipulation and Order, Vertex and the three former ATS shareholders also agreed to dismiss their respective AAA arbitration claims.

The settlement was funded by Vertex's insurance carrier, with no additional payments by Vertex or by any settling defendants. The parties dismissed all claims between them and exchanged mutual general releases.

The Company has also resolved and dismissed claims relating to the retention of Harris, Hoover and Lewis LLC, a financial advisory firm. The action, styled Harris, Hoover & Lewis Inc., d/b/a Harris Hoover and Lewis LLC, index no. 601722, was dismissed by the New York Supreme Court on November 26, 2002. The parties dismissed all claims between them and exchanged mutual general releases. No payments were made by either party to the other.



                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            VERTEX INTERACTIVE, INC

                             /s/ Nicholas R. Toms
                            -----------------------
                             Name:  Nicholas R. Toms
                             Title: Chief Executive Officer

DATED: December 5, 2002